UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2020

Palomar Holdings, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-38873

Delaware	83-3972551
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

7979 Ivanhoe Avenue, Suite 500

La Jolla, California 92037

(Address of principal executive offices, including zip code)

(619) 567-5290

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PLMR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Selection 13(a) of the Exchange Act. ☐

Item 5.02.            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2020, Geoffrey I. Miller resigned as a member of the Board of Directors (the “Board”) of Palomar Holdings, Inc. (the “Company”). Mr. Miller’s decision to resign was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

On February 12, 2020, the Board appointed Martha Notaras as a Class II director of the Company effective immediately, to serve until the Company’s 2021 Annual Meeting of Stockholders, and until her successor has been duly elected and qualified, or until her earlier death, resignation or removal. The Board of Directors will consider Ms. Notaras’ assignment to one or more Board committees when it next reviews committee assignments.

There were no arrangements or understandings between Ms. Notaras and any other persons pursuant to which she was elected as a director, and there are no related persons transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Ms. Notaras and the Company required to be disclosed herein.

Ms. Notaras was granted an initial award of 125 restricted stock units (“RSUs”) and an option to purchase 1,722 shares of the Company’s common stock at an exercise price of $58.06 per share (the “Option”). The RSUs will vest in full on the first anniversary of the grant date and the Option will vest 50% on the first anniversary of the grant date and in twelve (12) equal monthly instalments thereafter, each subject to Ms. Notaras’ continuous service.

The Company will enter into an indemnification agreement with Ms. Notaras for her service as a director of the Company, consistent with the form of the Company’s indemnity agreement entered into with its other directors and filed as an exhibit to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 15, 2019.

A copy of the Press Release announcing the appointment of Ms. Notaras is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press release, dated February 13, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PALOMAR HOLDINGS, INC.

Date:	February 13, 2020	/s/ Mac Armstrong
Mac Armstrong
Chief Executive Officer
(Principal Executive Officer)